Hecht & Associates, P.C.
                                Attorneys at Law
                         60 East 42nd Street, Suite 5101
                               New York, NY 10165
                                 (212) 490-3232
                               Fax: (212) 490-3263
                          WWW.SECURITIESCOUNSELORS.COM
                     Email: checht@securitiescounselors.com



CHARLES J. HECHT




                                                              August 10, 2001


Tengtu International Corporation
206-5050 Kingsway
Burnaby, B.C. V5H 4H2

Attn:    Pak Kwan Cheung
         Chairman and Chief Executive Officer

         Re: Registration Statement on Form S-1

Gentlemen:

         We have acted as counsel to Tengtu International Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of 1,722,113 shares of the Company's common stock, par value $.01 per share (the "Shares"), issued by the Company to the selling securityholders named in the Registration Statement.

          In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including but not limited to the Stock Purchase Agreements, Registration Rights Agreements, the Registration Statement (including all exhibits thereto) and copies of resolutions of the Company's board of directors authorizing the issuance of the Shares and their registration pursuant to the Registration Statement.



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August 10, 2001
Page 2
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         In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

         Based upon the foregoing, we are of the opinion that the Shares are validly authorized and when certain of such shares to be issued pursuant to the Extension Agreements and to Bestler International Limited, the Stock Purchase Agreement, are issued by the Transfer Agent all of the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the commission thereunder.

         The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction.

                                           Very truly yours,


                                           /S/ CHARLES J. HECHT
                                           -------------------------------------
                                           Hecht & Associates, P.C.



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